(KPMG LOGO)

                                                                         EX 23.1











            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Charter Communications, Inc.:


We consent to the inclusion of our report dated March 1, 2005 included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                  /s/ KPMG LLP



St. Louis, Missouri
July 12, 2005